Exhibit 99.1

PRESS RELEASE
For Immediate Release
Contact: Douglas W. Vicari (410) 972-4142

CHESAPEAKE LODGING TRUST REPORTS FIRST QUARTER RESULTS

Annapolis, MD, May 5, 2010 – Chesapeake Lodging Trust (NYSE:CHSP), a lodging real estate investment trust (REIT), reported today its financial results for the quarter ended March 31, 2010.

CONSOLIDATED FINANCIAL RESULTS

For the first quarter 2010, the Company reported total revenue of $2.4 million and net loss of $(1.3) million, or $(.14) per diluted share. Funds from operations (FFO) were $(1.1) million, or $(.12) per diluted share, and Adjusted FFO was $(0.4) million, or $(.04) per diluted share. Earnings before interest, income taxes, and depreciation and amortization (EBITDA) were $(1.2) million, or $(.13) per diluted share, and Adjusted EBITDA was $(0.5) million, or $(.05) per diluted share.

FFO, Adjusted FFO, EBITDA and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for information regarding these non-GAAP financial measures. A reconciliation of these non-GAAP financial measures is included in the accompanying financial tables.

ACQUISITION ACTIVITY

On March 18, 2010, the Company acquired the 498-room Hyatt Regency Boston located in Boston, Massachusetts for approximately $113.1 million. The effective date of the acquisition was March 1, 2010. The Company’s results of operations for the first quarter 2010 include 31 days of operating results for the Hyatt Regency Boston. The Company entered into a long-term agreement with Hyatt to continue to operate the hotel under the Hyatt Regency flag.

PRESS RELEASE
For Immediate Release
Contact: Douglas W. Vicari (410) 972-4142

On April 29, 2010, the Company entered into definitive agreements to acquire the 188-room Hilton Checkers Los Angeles located in Los Angeles, California and the 153-room Courtyard Anaheim at Disneyland Resort located in Anaheim, California, for an aggregate purchase price of $71 million. The Company expects the Hilton Checkers Los Angeles acquisition to close by May 30, 2010 and the Courtyard Anaheim at Disneyland Resort acquisition to close by July 29, 2010.

“We are very pleased with our accomplishments over the last three months,” said James L. Francis, Chesapeake’s President and Chief Executive Officer. “We have invested or committed to invest all of the proceeds from our initial public offering in January. We are beginning to see a meaningful increase in hotel deal flow and we are excited about growing our hotel portfolio.”

BALANCE SHEET / LIQUIDITY

On January 27, 2010, the Company completed its initial public offering (IPO) of 7,500,000 common shares. On February 24, 2010, the Company sold an additional 85,854 common shares as a result of the exercise of the underwriters’ over-allotment option. After deducting initial underwriting fees (1% of gross proceeds) and offering expenses, the Company generated net proceeds from the IPO of approximately $148.7 million. In addition to the IPO, the Company completed private placement transactions on January 27, 2010 that raised an additional $28.5 million in cash proceeds. The total net proceeds generated in the first quarter from the IPO, the underwriters’ over-allotment option, and private placements were approximately $177.2 million.

PRESS RELEASE
For Immediate Release
Contact: Douglas W. Vicari (410) 972-4142

As of March 31, 2010, the Company had $64.9 million of cash and cash equivalents. Total assets were $179.7 million, including $76.1 million of investment in hotel properties and $36.1 million of an intangible asset related to air rights, and shareholders’ equity was $168.5 million.

During the first quarter 2010, the Company generated $1.2 million of cash flows from operations, used $113.3 million in net investing activities, including $113.1 million to acquire the Hyatt Regency Boston, and obtained $176.9 million from net financing activities, including $177.2 million from the Company’s IPO and the concurrent private placements.

In May 2010, within five business days following the filing of the Company’s Form 10-Q, the Company intends to pay as required an additional $7.6 million in underwriting fees (5% of gross proceeds) as a result of satisfying the capital deployment hurdle set forth in its agreement with the underwriters of the IPO.

NON-GAAP FINANCIAL MEASURES

The Company reports the following four non-GAAP financial measures that it believes are useful to investors as key measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, and (4) Adjusted EBITDA.

FFO – The Company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization, gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider presentations of operating results for real estate

PRESS RELEASE
For Immediate Release
Contact: Douglas W. Vicari (410) 972-4142

companies that use historical cost accounting to be insufficient by themselves. By excluding the effect of depreciation and amortization and gains (losses) from sales of real estate, both of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, the Company believes that FFO provides investors a useful financial measure to evaluate the Company’s operating performance.

Adjusted FFO – The Company further adjusts FFO for certain additional recurring and non-recurring items that are not in NAREIT’s definition of FFO. Specifically, the Company adjusts for hotel property acquisition costs and non-cash amortization of intangible assets. The Company believes that Adjusted FFO provides investors with another financial measure of its operating performance that is more comparable between periods.

EBITDA – EBITDA is defined as earnings before interest, income taxes, and depreciation and amortization. The Company believes that EBITDA provides investors a useful financial measure to evaluate the Company’s operating performance, excluding the impact of the Company’s capital structure (primarily interest expense) and the Company’s asset base (primarily depreciation and amortization).

Adjusted EBITDA – The Company further adjusts EBITDA for certain additional recurring and non-recurring items. Specifically, the Company adjusts for hotel property acquisition costs and non-cash amortization of intangible assets. The Company believes that Adjusted EBITDA provides investors with another financial measure of its operating performance that is more comparable between periods.

CONFERENCE CALL

The Company will host a conference call on Thursday, May 6, 2010, at 9:00 a.m. Eastern Time to discuss its financial results. Interested individuals are invited to listen to the call by dialing

PRESS RELEASE
For Immediate Release
Contact: Douglas W. Vicari (410) 972-4142

(877) 683-0303 (U.S./Canadian callers) or (706) 643-5037 (International callers). The conference call ID is 70886462. A simultaneous webcast of the call will be available on the Company’s website at www.chesapeakelodgingtrust.com. It is recommended that participants call or log on 10 minutes ahead of the scheduled start time to ensure proper connection.

A replay of the conference call will be available two hours after the live call until midnight on May 13, 2010. To access the replay, dial (800) 642-1687 (U.S./Canadian callers) or (706) 645-9291 (International callers). The conference call ID is 70886462. A webcast replay of the conference call will be archived and available on the Company’s website for 12 months.

ABOUT CHESAPEAKE LODGING TRUST

Chesapeake Lodging Trust is a self-advised lodging real estate investment trust (REIT) focused on investments primarily in upper-upscale hotels in major business, airport and convention markets and, on a selective basis, premium select-service hotels in urban settings or unique locations in the United States. Additional information can be found on the Company’s website at www.chesapeakelodgingtrust.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: our ability to complete acquisitions; our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of May 5, 2010, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations, except as required by law.

CHESAPEAKE LODGING TRUST

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31, 2010	December 31, 2009
	(unaudited)
ASSETS
Investment in hotel properties, net	$76,068	$—
Cash and cash equivalents	64,895	23
Restricted cash	73	—
Accounts receivable, net	1,742	—
Prepaid expenses and other assets	805	412
Intangible asset, net	36,083	—

Total assets	$179,666	$435

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued expenses	$3,610	$185
Related-party loan	—	249
Deferred underwriting fees	7,586	—

Total liabilities	11,196	434

Commitments and contingencies

Preferred shares, $.01 par value; 100,000,000 shares authorized; no shares issued and outstanding, respectively	—	—
Common shares, $.01 par value; 400,000,000 shares authorized; 9,349,339 shares and 100,000 shares issued and outstanding, respectively	93	1
Additional paid-in capital	169,678	—
Retained deficit	(1,301)	—

Total shareholders’ equity	168,470	1

Total liabilities and shareholders’ equity	$179,666	$435

CHESAPEAKE LODGING TRUST

CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

Three Months Ended March 31, 2010
REVENUE
Rooms	$1,807
Food and beverage	528
Other	86

Total revenue	2,421

EXPENSES
Hotel operating expenses:
Rooms	467
Food and beverage	429
Other direct	46
Indirect	882

Total hotel operating expenses	1,824
Depreciation and amortization	208
Intangible asset amortization	22
Corporate general and administrative:
Share-based compensation	400
Hotel property acquisition costs	674
Other	687

Total operating expenses	3,815

Operating loss	(1,394)

Interest income	49

Loss before income taxes	(1,345)

Income tax benefit	44

Net loss	$(1,301)

Loss per share:
Basic	$(0.14)
Diluted	$(0.14)

Weighted-average number of common shares outstanding:
Basic	9,061,090
Diluted	9,061,090

CHESAPEAKE LODGING TRUST

CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

(unaudited)

Three Months Ended March 31, 2010
Cash flows from operating activities:
Net loss	$(1,301)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	208
Intangible asset amortization	22
Share-based compensation	400
Changes in assets and liabilities:
Accounts receivable, net	(601)
Prepaid expenses and other assets	(54)
Accounts payable and accrued expenses	2,544

Net cash provided by operating activities	1,218

Cash flows from investing activities:
Acquisition of hotel properties, net of cash acquired	(113,079)
Improvements and additions to hotel properties	(113)
Change in restricted cash	(73)

Net cash used in investing activities	(113,265)

Cash flows from financing activities:
Proceeds from sale of common shares, net of underwriting fees	178,717
Payment of offering costs related to sale of common shares	(1,533)
Repurchase of common shares	(1)
Repayment of related-party loan	(249)
Payment of deferred financing costs	(15)

Net cash provided by financing activities	176,919

Net increase in cash	64,872
Cash and cash equivalents, beginning of period	23

Cash and cash equivalents, end of period	$64,895

CHESAPEAKE LODGING TRUST

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

The following table reconciles net loss to FFO and Adjusted FFO for the three months ended March 31, 2010:

Three Months Ended March 31, 2010

Net loss	$(1,301)
Add: Depreciation and amortization	208

FFO	(1,093)

Add: Hotel property acquisition costs	674
Intangible asset amortization	22

Adjusted FFO	$(397)

FFO per share:
Basic	$(0.12)
Diluted	$(0.12)

Adjusted FFO per share:
Basic	$(0.04)
Diluted	$(0.04)

The following table reconciles net loss to EBITDA and Adjusted EBITDA for the three months ended March 31, 2010:

Three Months Ended March 31, 2010

Net loss	$(1,301)
Add: Depreciation and amortization	208
Less: Interest income	(49)
Income tax benefit	(44)

EBITDA	(1,186)

Add: Hotel property acquisition costs	674
Intangible asset amortization	22

Adjusted EBITDA	$(490)

EBITDA per share:
Basic	$(0.13)
Diluted	$(0.13)

Adjusted EBITDA per share:
Basic	$(0.05)
Diluted	$(0.05)